Exhibit 5.1

Dykema Gossett PLLC

39577 Woodward Avenue
Suite 300
Bloomfield Hills, MI 48304

www.dykema.com

Tel:  (248) 203-0700
Fax: (248) 203-0763

D. Richard McDonald

Direct Dial: (248) 203-0859
Direct Fax: (855) 245-0196
Email: DRMcDonald@dykema.com

June 6, 2018	Exhibit 5.1

Diversified Restaurant Holdings, Inc. 27680 Franklin Road Southfield, Michigan 48034

Re:	Diversified Restaurant Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Diversified Restaurant Holdings, Inc., a Michigan corporation (the “Company”), AMC Group, Inc., a Michigan corporation ("AMC"), AMC Wings, Inc., a Michigan corporation ("Wings"), and AMC Real Estate, Inc., a Michigan corporation ("Real Estate" and together with AMC and Wings, the “Subsidiary Guarantors” and, together with the Company, the “Registrants”), in connection with the preparation and filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate number of (i) shares of Company common stock, par value $.0001 per share (the “Common Stock”), (ii) shares of Company preferred stock, par value $.0001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock or other securities of Company (the “Warrants”), (iv) rights to purchase Common Stock, Preferred Stock or other securities of Company (the “Rights”), (v) debt securities (the “Debt Securities”), (vi) guarantees by the Subsidiary Guarantors of the Debt Securities (the “Guarantees”) and (vii) units of the foregoing (“Units,” and collectively with the Common Stock, Preferred Stock, Warrants, Rights, Debt Securities and the Guarantees, the “Securities”), as shall have an aggregate offering price not to exceed $100,000,000. The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”). The Registration Statement also relates to the registration under the Securities Act of 1,000,000 shares of Common Stock (the “Secondary Shares”) to be offered for resale by the selling stockholder identified in the Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

In connection with this opinion, we have examined the organizational documents of the Company and of the Subsidiary Guarantors, and such corporate records, documents, instruments, certificates of public officials as to the Company and the Subsidiary Guarantors, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement, Prospectus, and the form of indenture filed with the Registration Statement. With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal capacity of all natural persons to take all actions required of such person in connection with the Registration Statement; (d) the truth, accuracy, authenticity and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates (including without limitation any certificate or other document issued by a public authority and all official public records) we have reviewed; (e) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) a sufficient number of shares of Common Stock and Preferred Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock and Preferred Stock; (h) any Debt Securities and Guarantees that may be issued will be issued in a form that complies with the applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee named therein; (i) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (j) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants, Rights or Units (the “Offered Common Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters, and (v) the Offered Common Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.0001 per share of Common Stock, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Common Stock, Debt Securities, Warrants, Rights or Units (the “Offered Preferred Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock, the consideration to be received therefor and related matters, including the adoption of any required certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of the Nevada Revised Statutes (the “Certificate of Designation”), (v) when the filing of the Certificate of Designation with the Nevada Secretary of State has duly occurred, and (vi) the Offered Preferred Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.0001 per share of Preferred Stock, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

3. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters, and (v) when the Offered Warrants have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by any warrant agent, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, warrant agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Rights are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Rights, the consideration to be received therefor and related matters, and (v) when the Offered Rights have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by all other parties thereto, the Offered Rights, when issued and sold in accordance with the applicable underwriting agreement, rights agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

5. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) when an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration to be received therefor and related matters, and (v) when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Guarantee by any of the Subsidiary Guarantors with respect to a series of Offered Debt Securities issued pursuant to the Registration Statement (collectively, the “Offered Guarantees”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable indenture has been qualified under the Trust Indenture Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Debt Securities and related Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities and related Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Debt Securities and related Offered Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors of the Company and the board, other applicable body or members of each applicable Subsidiary Guarantor of the Company, including any appropriate committee appointed thereby, and appropriate officers, members or managers of the Company and each Subsidiary Guarantor, as applicable, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and the Offered Guarantees, the consideration to be received therefor and related matters, and (v) when the Offered Debt Securities and related Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture relating to such Offered Debt Securities and the related Offered Guarantees, and duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, each Offered Guarantee, when issued and sold in accordance with the applicable indenture, any supplemental indenture relating to such Offered Debt Securities to be entered into in connection with the issuance of such Offered Debt Securities and the related Offered Guarantees, and the applicable underwriting agreement or purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be a valid and binding obligation of the applicable Subsidiary Guarantor, enforceable against the applicable Subsidiary Guarantor in accordance with their respective terms.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

7. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Units, the consideration to be received therefor and related matters, and (v) when the Offered Units have been duly executed, issued and delivered to the purchasers thereof against payment of the agreed upon consideration therefor and authenticated by all other parties thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, unit agreement, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

8. The Secondary Shares have been duly authorized, and are validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration or (vi) limit the waiver of rights under usury laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinions are limited to the laws of the Nevada Revised Statutes, the laws of the State of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.

Diversified Restaurant Holdings, Inc.

June 6, 2018

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Dykema Gossett PLLC

California | Illinois | Michigan | Minnesota | Texas | Washington, D.C.